EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File Nos. 333-56144, 33-99330, 33-80879,
333-87851, 333-88303 and 333-53228) of Lexmark International, Inc. of our report dated June 10, 2003 relating to the financial statements of the Lexmark Savings Plan, which report is included in this Form 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
June 20, 2003